Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Phoenix Gold International, Inc. on Form S-8 of our report dated December 27, 1996, appearing in the Annual Report on Form 10-KSB of Phoenix Gold International, Inc. for the year ended September 30, 1996.

/s/ Deloitte & Touche LLP

Portland, Oregon
April 7, 1997